Exhibit 4.15

JINKOSOLAR HOLDING CO., LTD.

AGREEMENT

July 22, 2009

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of July 22, 2009 by and among LI Xiande, CHEN Kangping, LI Xianhua, each a citizen of the People’s Republic of China (the “PRC”) (collectively the “Founders” and each, a “Founder”) and Flagship Desun Shares Co., Limited., a company duly incorporated and validly existing under the laws of Hong Kong (“Flagship”).

Each of the Founders and Flagship shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each of the Parties is a party to a share subscription agreement dated December 11, 2008 (the “Share Subscription Agreement”) pursuant to which Flagship subscribed for 67,263 Series A Preferred Shares of JinkoSolar Holding Co., Ltd., a company established under the laws of the Cayman Islands (the “Company”) and a shareholders agreement dated December 16, 2008 (the “Shareholders Agreement”) in connection with the Share Subscription Agreement;

WHEREAS, the Company adopted an amended and restated articles of association on December 16, 2008 (the “Articles of Association”);

WHEREAS, in connection with Share Subscription Agreement, the Founders executed the Commitment Letter regarding Adjustment of Share Percentage Based on the Year 2009 Net Earnings dated December 16, 2008 (the “Commitment Letter”) for the benefit of SCGC Capital Holding Company Limited, CIVC Investment Ltd., Pitango Venture Capital Fund V, L.P., Pitango Venture Capital Principals Fund V, L.P., TDR Investment Holdings Corporation and New Goldensea (Hong Kong) Group Company Limited (together, “Series B Shareholders”), which subscribed for an aggregate of 148,829 Series B Preferred Shares of the Company pursuant to the Share Subscription Agreement; AND

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WHEREAS, the Founders and Series B Shareholders entered into an amendment agreement dated June 22, 2009 (the “Amendment Agreement”) pursuant to which the founders amended and restated the Commitment Letter on June 22, 2009 (the “Amended and Restated Commitment Letter”) and in consideration of Series B Shareholders’ agreement to such amendment to the Commitment Letter, the Founders agree to ratably transfer to the Series B Shareholders an aggregate of 76,258 Ordinary Shares.

NOW THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other for good and valuable consideration receipt of which is acknowledged, the Parties hereby agree as follows:

1.	Defined Terms

Capitalized terms used herein shall have the meanings assigned to them in the Share Subscription Agreement, the Shareholders Agreement and the Articles of Association, as applicable.

2.	Undertaking of Flagship

(a)	Flagship agrees to approve the transfer of Ordinary Shares by the Founders to the Series B Shareholders pursuant to the Amendment Agreement and Amended and Restated Commitment Letter, a copy of which is attached hereto as Exhibit A.

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(b)	Flagship agrees to execute and deliver any documents as may be necessary for the timely and successful transfer of Ordinary Shares set out in Section 2(a) above.

(c)	Flagship agrees to irrevocably and unconditionally waive all its rights under Articles 23 and 24 of the Articles of Association and Sections 9.1 and 9.2 of the Shareholders Agreement and any pre-emptive or other similar rights under applicable laws with regard to the transfer of Ordinary Shares pursuant to the Amended and Restated Commitment Letter and Amendment Agreement; and

(d)	Flagship agrees to irrevocably and unconditionally waive all its rights under Section 14.10 of the shareholders agreement dated May 30, 2008 among the Founders, Flagship, Paker Technology Limited, Everbest International Capital Limited, Wealth Plan Investments Limited and Jinko Solar Co., Ltd (formerly “Jiangxi Kinko Energy Co., Ltd.”) in relation to the commitment letter dated October 7, 2008 executed by the Founders for the benefit of Series B Shareholders on the adjustment of share percentage based on the year 2009 net earnings of Paker Technology Limited, if any.

(e)	Flagship agrees to irrevocably and unconditionally waive all its rights under Section 14.8 of the Shareholders Agreement in relation to the Commitment Letter, the Amended and Restated Commitment Letter and the Amendment Agreement.

3.	Transfer of Ordinary Shares

In consideration of Flagship’s undertaking in Section 2 above and within twenty (20) Business Days after the execution of this Agreement, the Founders shall ratably transfer to Flagship 14,031 Ordinary Shares.

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4.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	LI Xiande

	BY:	/s/ Xiande Li

ID Number:

Address:

Tel:

Fax:

Email:

FOUNDER:	CHEN Kangping

	BY:	/s/ Kangping Chen

ID Number:

Address:

Tel:

Fax:

Email:

FOUNDER:	LI Xianhua

	BY:	/s/ Xianhua Li

ID Number:

Address:

Tel:

Fax:

Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FLAGSHIP DESUN SHARES CO., LIMITED

By:	/s/ Chan Kok Pun

Name:

Title:

Attn:

Tel:

Fax:

Email:

EXHIBIT A

JINKOSOLAR HOLDING CO., LTD.

AMENDMENT AGREEMENT

June 22, 2009

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) is made as of June 22, 2009 by and among the parties as follows:

LI Xiande, CHEN Kangping, LI Xianhua, each a citizen of the People’s Republic of China (the “PRC”) (collectively the “Founders” and each, a “Founder”);

SCGC Capital Holding Company Limited, a company duly incorporated and validly existing under the laws of the British Virgin Islands (“SCGC”);

CIVC Investment Ltd., a company duly incorporated and validly existing under the laws of Cayman Islands (“CIVC”);

Pitango Venture Capital Fund V, L.P. and Pitango Venture Capital Principals Fund V, L.P., limited partnerships under the laws of Cayman Islands (together known as “Pitango”);

TDR Investment Holdings Corporation, a company duly incorporated and validly existing under the laws of British Virgin Islands (“TDR”); and

New Goldensea (Hong Kong) Group Company Limited, a company duly incorporated and validly existing under the Law of Hong Kong (“New Goldensea”, and collectively with SCGC, CIVC, Pitango and TDR, the “Series B Shareholders”, and each, a “Series B Shareholder”).

Each of the Founders and the Series B Shareholders shall be referred to individually as a “Party” and collectively as the “Parties”.

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RECITALS

WHEREAS, each of the Parties is a party to a share subscription agreement dated December 11, 2008 (the “Share Subscription Agreement”) pursuant to which the Series B Shareholders subscribed for an aggregate of 148,829 Series B Preferred Shares of JinkoSolar Holding Co., Ltd., a company established under the laws of the Cayman Islands (the “Company”) and a shareholders agreement dated December 16, 2008 (the “Shareholders Agreement”) in connection with the Share Subscription Agreement;

WHEREAS, the Company adopted an amended and restated articles of association on December 16, 2008 (the “Articles of Association”);

WHEREAS, in connection with Share Subscription Agreement, the Founders executed the Commitment Letter regarding Adjustment of Share Percentage Based on the Year 2009 Net Earnings dated December 16, 2008 (the “Commitment Letter”) for the benefit of the Series B Shareholders; and

WHEREAS, the Parties wish to amend the Commitment Letter.

NOW THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other for good and valuable consideration receipt of which is acknowledged, the Parties hereby agree as follows:

1.	Defined Terms

Capitalized terms used herein shall have the meanings assigned to them in the Share Subscription Agreement, the Shareholders Agreement and the Articles of Association, as applicable, and the following terms shall have the following meanings:

(a)	“Article” refers to an article of the Articles of Association.

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(b)	“original Paragraph” refers to the numbering of the paragraphs of the Commitment Letter prior to this Agreement; and “new Paragraph” refers to the numbering of the paragraphs of the Commitment Letter after this Agreement (the “Amended and Restated Commitment Letter”).

2.	Amendment of Commitment Letter

(a)	The original preamble of the Commitment Letter is hereby deleted in entirety and replaced with the following:

“This Amended and Restated Commitment Letter, dated June 22, 2009, is the Amended and Restated Commitment Letter referred to in the Amendment Agreement (“Amendment Agreement”) dated as of June 22, 2009 among Li Xiande, Chen Kangping and Li Xianhua (collectively the “Founders” and each a “Founder”) and the Series B Shareholders as defined in the Amendment Agreement. Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Amendment Agreement.

In consideration of the Series B Shareholders entering into the Amendment Agreement, the Founders hereby amend and restate the Commitment Letter, and make the following undertakings to the Series B Shareholders:

(b)	Each occurrence of the phrase “Series B Investors” in the Commitment Letter is hereby changed to the phrase “Series B Shareholders”.

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(c)	(i) Original Paragraph 1 first sub-paragraph and (ii) original Paragraph 1 definition of Money Valuation of Year 2009 are hereby amended by replacing the sum “RMB450 million” (or “RMB450,000,000”, as the case may be) with the sum “RMB100 million”, in each case.

(d)	Original Paragraph 1 is further amended by adding “(or listing of the Ordinary Shares directly or indirectly on a stock exchange in China (“China Listing”), as the case may be)” following the words “Qualified IPO.”

(e)	The second sub-paragraph of original Paragraph 1 is hereby amended by replacing “Paragraph (4)” with “Paragraph (5)” in the last sentence.

(f)	The final sub-paragraph of original Paragraph 1 is hereby amended to read as follows:

“For purposes of this Commitment Letter, (i) “Year 2009 Account” means the audited consolidated financial statements of the Company for the period from January 1, 2009 to December 31, 2009 audited by the Auditors and prepared in accordance with U.S. GAAP; “Year 2009 Net Earnings” means the consolidated after-tax net income of the Company as reflected in the Year 2009 Account, and (ii) “Year 2010 Account” means the audited consolidated financial statements of the Company for the period from January 1, 2010 to December 31, 2010 audited by the Auditors and prepared in accordance with U.S. GAAP; “Year 2010 Net Earnings” means the consolidated after-tax net income of the Company as reflected in the Year 2010 Account, subject in the case of the Year 2009 Net Earnings and Year 2010 Net Earnings, to the adjustments pursuant to Paragraph (6) of this Commitment Letter.

(g)	Each of the following paragraphs is hereby amended to change each occurrence of the phrase “without consideration” to the phrase “without further consideration”: original Paragraph 1 first sub-paragraph and definition of N.

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(h)	The following paragraph shall be added and inserted into the Commitment Letter to form new Paragraph 2, (and each of original Paragraphs 2 through 7 shall be correspondingly renumbered as new Paragraphs 3 through 8):

“(2)	We shall cause the Company to deliver to the Series B Shareholders the Year 2010 Account on or prior to April 30, 2011. If the Qualified IPO (or China Listing, as the case may be) has not been completed by the time of the delivery of the Year 2010 Account and the Year 2010 Net Earnings is less than RMB200 million, we shall, within five (5) Business Days, transfer a certain number of Ordinary Shares to the Series B Shareholders without further consideration. The number of Ordinary Shares to be transferred to the Series B Shareholders without further consideration pursuant to this provision shall be calculated as follows:

N = N1 x [(Investment Amount / Money Valuation of Year 2010) – (Investment Amount / Money Valuation of Year 2009)], where:

N = the number of Ordinary Shares to be transferred without further consideration.

N1 = 1,270,961, being the total number of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding at the Closing.

Investment Amount = RMB240,972,160 being the subscription price for the Series B Preferred Shares of Paker paid by the Series B Shareholders in US dollars multiplied by 6.8458.

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Money Valuation of Year 2009 = (Year 2008 Net Earnings in Renminbi multiplied by 6.6 and multiplied by Year 2009 Net Earnings in Renminbi) / RMB100 million plus (a) the Investment Amount and (b) RMB166,876,144.

Money Valuation of Year 2010 = (Year 2008 Net Earnings in Renminbi multiplied by 6.6 and multiplied by Year 2010 Net Earnings in Renminbi) / RMB200 million plus (a) the Investment Amount and (b) RMB166,876,144.

(i)	Original Paragraph 2 (new Paragraph 3) is amended to add the phrase “or Paragraph (2)” after each occurrence of the words “Paragraph (1)”.

(j)	Original Paragraph 3 (new Paragraph 4) is amended by deleting its text in entirety and replacing with the following:

“If Year 2009 Net Earnings is greater than RMB100 million, it shall, for the purposes of calculating N in Paragraphs (1) and (2) above, be deemed to be RMB100 million. If Year 2010 Net Earnings is greater than RMB200 million, it shall, for the purposes of calculating N in Paragraph (2) above, be deemed to be RMB200 million.”

(k)	Original Paragraph 5 (new Paragraph 6) is amended by adding the words “and Year 2010 Net Earnings” following the words “Year 2009 Net Earnings” in each case.

(l)	Original Paragraph 5 (new Paragraph 6) is further amended by adding “, listing of the Ordinary Shares directly or indirectly on any stock exchange” following the words “Qualified IPO”.

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(m)	Original Paragraph 6 (new Paragraph 7) is hereby amended by replacing “Agreement” with “Share Subscription Agreement”.

(n)	Original Paragraph 6 (new Paragraph 7) is hereby further amended by replacing “each Series B Investor” with “each Series B Shareholder”.

(o)	Original Paragraph 8 is hereby deleted.

(p)	There shall be added and inserted into the Commitment Letter the following new Paragraph 10, after original Paragraph 9:

“(10)	The Founders shall not be liable to the Series B Shareholders under this Commitment Letter for failure of the Company to achieve Year 2009 Net Earnings of RMB100 million or Year 2010 Net Earnings of RMB200 million resulting, directly or indirectly, from acts of God, earthquake, fire, flood, snow storm, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense and / or loss of time to the Company. If such failure occurs, the Founders shall notify the Series B Shareholders of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure.”

3.	No Other Change

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Except as set out in this Agreement, the Commitment Letter, as amended and restated, shall continue in full force and effect without other modification or amendment.

4.	Delivery of Amended and Restated Commitment Letter

The Founders agree to duly execute and deliver the Amended and Restated Commitment Letter. The form of the Amended and Restated Commitment Letter is attached hereto as Exhibit 1.

5.	Transfer of Ordinary Shares

In consideration of this Agreement and within twenty (20) Business Days after the execution of this Agreement, the Founders shall ratably transfer to each Series B Shareholder the number of Ordinary Shares as set forth opposite to its name in Exhibit 2.

6.	Termination of Framework Agreement

Upon the execution, this Agreement shall terminate and supersede the framework agreement dated May 11, 2009 among the Founders and Series B Shareholders on the same subject matters except Sections 1 and 2 thereof.

7.	Waivers

Each of the Series B Shareholders agrees that the transfer of Ordinary Shares by the Founders pursuant to the Amended and Restated Commitment Letter and Section 5 of this Agreement shall not be subject to (i) Articles 23 and 24 of the Articles of Association or (ii) Sections 9.1 or 9.2 of the Shareholders Agreement, and hereby waive its rights pursuant to such Articles and Sections in relation to the transfer of Ordinary Shares by the Founders pursuant to the Amended and Restated Commitment Letter and Section 5 of this Agreement.

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8	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	LI Xiande

	BY:	/s/ Kangping Chen
ID Number: Address: Tel: Fax: Email:

FOUNDER:	CHEN Kangping

	BY:	/s/ Kangping Chen
ID Number: Address: Tel: Fax: Email:

FOUNDER:	LI Xianhua

	BY:	/s/ Kangping Chen
ID Number: Address: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SCGC CAPITAL HOLDING COMPANY LIMITED

By:	/s/ Haitao Jin
Name: Title: Attn: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

CIVC INVESTMENT LTD.

By:	/s/ Haitao Jin; Ami Dotan
Name: Title: Attn: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

PITANGO VENTURE CAPITAL FUND V, L.P.

By:	/s/ Aaron Mankovski
Name: Title: Attn: Tel: Fax: Email:

PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

By:	/s/ Aaron Mankovski
Name: Title: Attn: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

TDR INVESTMENT HOLDINGS CORPORATION

By:	/s/ Xun Guo
Name: Title: Attn: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

NEW GOLDENSEA (HONG KONG) GROUP COMPANY LIMITED

By:	/s/ Hongguang Ding
Name: Title: Attn: Tel: Fax: Email:

EXHIBIT 1

AMENDED AND RESTATED COMMITMENT LETTER

This Amended and Restated Commitment Letter, dated June 22, 2009, is the Amended and Restated Commitment Letter referred to in the Amendment Agreement (“Amendment Agreement”) dated as of June 22, 2009 among Li Xiande, Chen Kangping and Li Xianhua (collectively the “Founders” and each a “Founder”) and the Series B Shareholders as defined in the Amendment Agreement. Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Amendment Agreement.

In consideration of the Series B Shareholders entering into the Amendment Agreement, the Founders hereby amend and restate the Commitment Letter, and make the following undertakings to the Series B Shareholders:

(1)	We shall cause the Company to deliver to the Series B Shareholders the Year 2009 Account on or prior to April 30, 2010. If the Qualified IPO (or listing of the Ordinary Shares directly or indirectly on a stock exchange in China (“China Listing”), as the case may be) has not been completed by the time of the delivery of the Year 2009 Account and the Year 2009 Net Earnings is less than RMB100 million, we shall, within five (5) Business Days, transfer a certain number of Ordinary Shares to the Series B Shareholders without further consideration. The number of Ordinary Shares to be transferred to the Series B Shareholders without further consideration pursuant to this provision shall be calculated as follows:

N= N1 x [(Investment Amount / Money Valuation of Year 2009) – (Investment Amount / Money Valuation of Year 2008)], where:

N = the number of Ordinary Shares to be transferred without further consideration.

N1= 1,270,961, being the total number of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding at the Closing.

Investment Amount = the subscription price for the Series B Preferred Shares of Paker paid by the Series B Shareholders in US dollar multiplied by 6.8458.

Money Valuation of Year 2008 = Year 2008 Net Earnings in Renminbi multiplied by 6.6 plus (a) the Investment Amount and (b) RMB166,876,144.

Money Valuation of Year 2009 = (Year 2008 Net Earnings in Renminbi multiplied by 6.6 and multiplied by Year 2009 Net Earnings in Renminbi) / RMB100 million plus (a) Investment Amount and (b) RMB166,876,144.

For purposes of this Commitment Letter, “Year 2008 Account” means the audited consolidated financial statements of the Company for the period from January 1, 2008 to December 31, 2008 audited by the Auditors and prepared in accordance with U.S. GAAP. “Year 2008 Net Earnings” means the consolidated after-tax net income of the Company as reflected in the Year 2008 Account, subject to the adjustments pursuant to Paragraph (5) of this Commitment Letter.

For purposes of this Commitment Letter, (i) “Year 2009 Account” means the audited consolidated financial statements of the Company for the period from January 1, 2009 to December 31, 2009 audited by the Auditors and prepared in accordance with U.S. GAAP; “Year 2009 Net Earnings” means the consolidated after-tax net income of the Company as reflected in the Year 2009 Account, and (ii) “Year 2010 Account” means the audited consolidated financial statements of the Company for the period from January 1, 2010 to December 31, 2010 audited by the Auditors and prepared in accordance with U.S. GAAP; “Year 2010 Net Earnings” means the consolidated after-tax net income of the Company as reflected in the Year 2010 Account, subject in the case of the Year 2009 Net Earnings and Year 2010 Net Earnings, to the adjustments pursuant to Paragraph (6) of this Commitment Letter.

(2)	We shall cause the Company to deliver to the Series B Shareholders the Year 2010 Account on or prior to April 30, 2011. If the Qualified IPO (or China Listing, as the case may be) has not been completed by the time of the delivery of the Year 2010 Account and the Year 2010 Net Earnings is less than RMB200 million, we shall, within five (5) Business Days, transfer a certain number of Ordinary Shares to the Series B Shareholders without further consideration. The number of Ordinary Shares to be transferred to the Series B Shareholders without further consideration pursuant to this provision shall be calculated as follows:

N = N1 x [(Investment Amount / Money Valuation of Year 2010) – (Investment Amount / Money Valuation of Year 2009)], where:

N = the number of Ordinary Shares to be transferred without further consideration.

N1 = 1,270,961, being the total number of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares issued and outstanding at the Closing.

Investment Amount = RMB240,972,160 being the subscription price for the Series B Preferred Shares of Paker paid by the Series B Shareholders in US dollars multiplied by 6.8458.

Money Valuation of Year 2009 = (Year 2008 Net Earnings in Renminbi multiplied by 6.6 and multiplied by Year 2009 Net Earnings in Renminbi) / RMB100 million plus (a) the Investment Amount and (b) RMB166,876,144.

Money Valuation of Year 2010 = (Year 2008 Net Earnings in Renminbi multiplied by 6.6 and multiplied by Year 2010 Net Earnings in Renminbi) / RMB200 million plus (a) the Investment Amount and (b) RMB166,876,144.

(3)	We agree not to adjust the formula for calculating N in Paragraph (1) or Paragraph (2) to reflect the effects of any subsequent equity investment in the Company on the date on which the Ordinary Shares are transferred pursuant to Paragraph (1) or Paragraph (2) of this Commitment Letter.

(4)	If Year 2009 Net Earnings is greater than RMB100 million, it shall, for the purposes of calculating N in Paragraphs (1) and (2) above, be deemed to be RMB100 million. If Year 2010 Net Earnings is greater than RMB200 million, it shall, for the purposes of calculating N in Paragraph (2) above, be deemed to be RMB200 million.

(5)	Any earnings obtained through or as the result of mergers or acquisitions or any extraordinary or non-recurring earnings shall not be counted toward the Year 2008 Net Earnings of the Company for purposes of this Commitment Letter. In calculating the Year 2008 Net Earnings of the Company, the costs and expenses incurred by the Company in relation to any financing conducted by the Company, including the costs and expenses incurred by the Company in relation to the investment by Flagship Desun Shares Co., Limited and Everbest International Capital Limited in the Series A Preferred Shares, investment by Series B Shareholders, the Qualified IPO and the implementation of any share incentive plan shall not be deducted from the income of the Company. Year 2008 Net Earnings of the Company shall be rounded to the nearest RMB100,000.

(6)	Any earnings obtained through or as the result of mergers or acquisitions or any extraordinary or non-recurring earnings shall not be counted toward the Year 2009 Net Earnings and Year 2010 Net Earnings of the Company for purposes of this Commitment Letter. In calculating the Year 2009 Net Earnings and Year 2010 Net Earnings of the Company, the costs and expenses incurred by the Company in relation to any financing conducted by the Company, including the Qualified IPO, listing of the Ordinary Shares directly or indirectly on any stock exchange and the implementation of any share incentive plan shall not be deducted from the income of the Company. Year 2009 Net Earnings and Year 2010 Net Earnings of the Company shall be rounded to the nearest RMB100,000.

(7)	Our undertakings herein are based on the following undertakings and agreement of the Series B Shareholders: (i) they will not convert any portion of the Series B Preferred Shares into Ordinary Shares unless all of the Series B Preferred Shares held by the Series B Shareholders are proposed to be converted into Ordinary Shares, and (ii) each Series B Shareholder agrees that our undertakings under the Commitment Letter (the “Previous Commitment Letter”) to the Series B Shareholders dated October 7, 2008 on the adjustment to the share percentages of the Series B Shareholders and us in Paker based on the Year 2009 Net Earnings (as such term is defined in the Previous Commitment Letter) of Paker shall be terminated upon Closing (as such term is defined in the Share Subscription Agreement).

(8)	This Commitment Letter shall be governed by the laws of the People’s Republic of China (“PRC”) and any dispute arising out of or relating to this Commitment Letter shall be submitted to a PRC court with competent jurisdiction.

(9)	In the case of any discrepancy between Chinese version and English version, the Chinese version shall prevail.

(10)	The Founders shall not be liable to the Series B Shareholders under this Commitment Letter for failure of the Company to achieve Year 2009 Net Earnings of RMB100 million or Year 2010 Net Earnings of RMB200 million resulting, directly or indirectly, from acts of God, earthquake, fire, flood, snow storm, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense and / or loss of time to the Company. If such failure occurs, the Founders shall notify the Series B Shareholders of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure.”

Name: Xiande Li
Signature:	/s/ Kangping Chen

Name: Kangping Chen
Signature:	/s/ Kangping Chen

Name: Xianhua Li
Signature:	/s/ Kangping Chen

EXHIBIT 2

Series B Shareholder	Number of Ordinary Shares to Be Transferred
CIVC Investment Ltd.	10,832
Pitango Venture Capital Fund V, L.P. and Pitango Venture Capital Principals Fund V, L.P.	15,165
SCGC Capital Holding Company Limited	28,597
TDR Investment Holdings Corporation	6,499
New Goldensea (Hong Kong) Group Company Limited	15,165

JINKOSOLAR HOLDING CO., LTD.

AMENDMENT NO.1 TO AGREEMENT

September 15, 2009

AMENDMENT NO. 1 TO AGREEMENT

THIS AMENDMENT NO. 1 TO AGREEMENT (“Amendment”) is made as of September 15, 2009 by and among LI Xiande, CHEN Kangping, LI Xianhua, each a citizen of the People’s Republic of China (the “PRC”) (collectively the “Founders” and each, a “Founder”) and Flagship Desun Shares Co., Limited., a company duly incorporated and validly existing under the laws of Hong Kong (“Flagship”).

Each of the Founders and Flagship shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into an Agreement dated July 22, 2009 (the “Agreement”) pursuant to which the Founders agree to ratably transfer 14,031 ordinary shares (“Ordinary Shares”) of JinkoSolar Holding Co., Ltd (the “Company”) to Flagship; and

WHEREAS, the Parties wish to amend the deadline for the Founders to transfer Ordinary Shares to Flagship under Section 3 of the Agreement and clarify that under the Agreement, Flagship is required to return the Ordinary Shares the Founders transfer to it under the Agreement to the Founders for no consideration when Flagship redeems the series A preferred shares of the Company held by it pursuant to Article 15 of the Amended and Restated Articles of Association of the Company.

NOW THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other for good and valuable consideration receipt of which is acknowledged, the Parties hereby agree as follows:

1.	Section 3 of the Agreement shall be deleted in entirety and replaced with the following:

“3.	Transfer of Ordinary Shares

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(a)	In consideration of Flagship’s undertaking in Section 2 above, the Founders shall ratably transfer to Flagship 14,031 Ordinary Shares by September 24, 2009.

(b)	If Flagship redeems the Series A Preferred Shares held by it pursuant to the Article 15 of the Articles of Association, Flagship shall return all the Ordinary Shares the Founders transfer to it pursuant to this Agreement to the Founders ratably for no consideration at the Redemption Closing.

2.	Other terms and provisions of the Agreement shall not be affected and shall continue in full force and effect.

3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

FOUNDER:	LI Xiande

	BY:	/s/ Xiande Li
ID Number: Address: Tel: Fax: Email:

FOUNDER:	CHEN Kangping

	BY:	/s/ Kangping Chen
ID Number: Address: Tel: Fax: Email:

FOUNDER:	LI Xianhua

	BY:	/s/ Xianhua Li
ID Number: Address: Tel: Fax: Email:

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

FLAGSHIP DESUN SHARES CO., LIMITED

By:	/s/ Wing Keong Siew
Name: Title: Attn: Tel: Fax: Email: